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                                                                   EXHIBIT 1A(1)

                                        CERTIFICATION



        I, Sara L. Haas, being a duly constituted Assistant Secretary of Peoples Benefit Life Insurance Company, hereby certify that the following is a true and correct copy of a resolution duly adopted by the Board of Directors of the Company by Written Consent dated October 6, 2000, and that said resolution is still in full force and effect:


        RESOLVED, that, in accordance with Iowa Insurance Law Section 508A.1 the officers of the Company be and they are authorized to establish the Peoples Benefit Variable Life Account A, as a separate account (the "Account");

        BE IT FURTHER RESOLVED that the Account shall be established for the purpose of funding variable life insurance policies ("Policies") which may be issued by the Company and shall constitute a separate account into which are allocated amounts paid to the Company which are to be applied under the terms of said Policies; and

        BE IT FURTHER RESOLVED that the income, gains and losses, whether or not realized, from assets allocated to the Account shall, in accordance with the Policies, be credited to or charged against such Account without regard to either income, gains or losses of another separate account or of the Company; and

        BE IT FURTHER RESOLVED that the portion of the assets of the Account equal to the reserves and other policy liabilities with respect to the Account shall not be chargeable with liabilities arising out of any other business the Company may conduct; and

        BE IT FURTHER RESOLVED that separate investment divisions be, and hereby are, established within the Account to which payments under the Policies will be allocated in accordance with instructions received from policy owners, and that the appropriate officers be, and hereby are, authorized to add, combine or remove any investment division of the Account as they deem necessary or appropriate; and

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        BE IT FURTHER RESOLVED that the income, gains and losses, whether or not realized, from assets allocated to each investment division of the Account shall in accordance with the Policies, be credited to or charged against such investment division of the Account without regard to other income, gains or losses of any other investment division of the Account; and

        BE IT FURTHER RESOLVED that the appropriate officers be authorized to deposit such amount in the Account or in each investment division thereof as may be necessary or appropriate to facilitate the commencement of the Account's operations; and

        BE IT FURTHER RESOLVED that the appropriate officers are authorized to transfer funds from time to time between the Company's general account and the Account in order to establish the Account or to support the operation of the Policies with respect to the Account as deemed necessary or appropriate and consistent with the terms of the Policies; and

        BE IT FURTHER RESOLVED that the appropriate officers of the Company are authorized to change the designation of the Account to such other designation as they may deem necessary or appropriate; and

        BE IT FURTHER RESOLVED that the appropriate officers of the Company, with such assistance from the Company's auditors, legal counsel and independent consultant or others as they may require, be, and they hereby are, authorized and directed to take all action necessary to: (a) register the Account as a unit investment trust under the Investment Company Act of 1940, as amended, and to change the classification under which the Account is registered or to de-register the Account as they deem necessary or appropriate; (b) register the Policies in such amounts, which may be an indefinite amount, as the officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) take all other actions which are necessary in connection with the offering of said Policies for sale and the operation of the Account in order to comply with the Investment Company Act of 1940, as amended, the Securities Exchange Act of 1934 and the Securities Act of 1933, and other applicable Federal laws, including the filing of any registration statements, any amendments to registration statements, any undertakings, any applications, and any amendments to such applications, for exemptions from the Investment Company Act of 1940, as amended, or exemptions from other applicable Federal laws as the officers of the Company shall deem necessary or appropriate; and

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        BE IT FURTHER RESOLVED that the appropriate officers are authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of the Account, and by the Company as sponsor and depositor, documents necessary for registering the Account as an investment company under the Investment Company Act of 1940, as amended, documents necessary for registering the Policies under the Securities Act of 1933, any applications for exemptions from the Investment Company Act of 1940, as amended, or other applicable Federal laws, and any and all amendments to the foregoing on behalf of the Account and the Company and on behalf of and as attorneys for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and

        BE IT FURTHER RESOLVED that John Cleavenger of 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499 is appointed agent for service under such registration statements and is duly authorized to receive communication and notices from the Securities and Exchange Commission with respect thereto; and

        BE IT FURTHER RESOLVED that the Company be authorized and directed to obtain any required approvals with respect to the establishment of the Account and marketing of the Policies, from the Commissioner of Insurance of Iowa, and any other statutory or regulatory approvals required by the Company as an Iowa Corporation; and

        BE IT FURTHER RESOLVED that the appropriate officers of the Company be, and they hereby are, authorized on behalf of the Account and on behalf of the Company to take any and all action they may deem necessary or advisable in order to sell the Policies, including any registrations, filings, and qualifications of the Company, its officers, agents and employees, and the Policies under the insurance and securities laws of any of the states of the United States of America or other jurisdiction, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process, and other papers and instruments as may be required under such laws, and to take any and all further action which may be required under such law, and to take any and all further action which said officers or counsel of the Company may deem necessary or desirable (including entering into whatever agreement may be necessary) in order to maintain such registrations or qualifications for as long as the said officers or

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        counsel deem it to be in the best interests of the Account and the
        Company; and

        BE IT FURTHER RESOLVED that the appropriate officers are authorized in the name and on behalf of the Account and the Company to execute and file irrevocable written consent on the part of the Account and of the Company to be used in such states wherein such consents to service of process may be required under the insurance or securities laws therein in connections with said registration or qualification of Policies and to appoint the appropriate state official or such other person as may be allowed by said insurance or securities laws, agent of the Account and of the Company for the purpose of receiving and accepting process; and

        BE IT FURTHER RESOLVED that the appropriate officers are authorized to cause the Company to institute procedures for providing voting rights for owners of such Policies with respect to securities owned by the Account; and

        BE IT FURTHER RESOLVED that the appropriate officers are authorized to execute such agreement or agreements as deemed necessary and appropriate with underwriters and distributors for the Policies to provide distribution services, and with one or more qualified banks or other qualified entities to provide administrative and/or custodial services, all in connection with the establishment, operation and maintenance of the Account and the design, issuance, and administration of the Policies; and

        BE IT FURTHER RESOLVED that the Company be authorized as deemed necessary and appropriate either to enter into an agreement with a qualified custodial bank for the purpose of the safekeeping of the assets of the Account, or to undertake this safekeeping and custody of assets after seeking and obtaining the required exemptive relief from the Securities Exchange Commission; and

        BE IT FURTHER RESOLVED that the appropriate officers of the Company, and each of them are, hereby authorized to execute and deliver all such documents and papers to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof; and

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        BE IT FURTHER RESOLVED that the term "appropriate officers" as used herein, shall include all of the elected and appointed officers of the Company, either severally or individually, subject to any applicable resolutions of the Board of Directors dealing with signing authority for the Company.




        Dated this 7th day of December, 2000.



                                              /s/ Sara L. Haas
                                              -----------------------------
                                               Sara L. Haas

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